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                                                                  EXHIBIT 10.42


                     MUTUAL RELEASE AND SETTLEMENT AGREEMENT


         This MUTUAL RELEASE AND SETTLEMENT AGREEMENT (hereinafter "Settlement Agreement") is entered into by and between the following parties: Bikers Dream, Inc., and its wholly owned subsidiary Ultra Acquisition Corporation, (hereinafter sometimes referred to collectively as "Bikers") Mull Acres Investments, Inc., (hereinafter "Mull"); Jeffrey H. Silvers, (hereinafter "Silvers"); William Alden (hereinafter "Alden") and Carl Vincent "Vini" Bergeman (hereinafter "Bergeman". This Settlement Agreement is made with reference to the following recitals of fact:

                                    RECITALS

         A. On September 13, 1996, Bikers and Mull entered into a limited liability company operating agreement, under which they each became members of a limited liability company known as "Ultra Bikers LLC". Under the terms of this agreement, Mull was to manufacture motorcycles and Ultra Bikers LLC was to distribute them, including the distribution of motorcycles to retail stores owned by Bikers. Pursuant to the terms of this agreement, Mull granted Bikers an option to purchase the motorcycle assets of Mull, and Bikers granted Mull an option to purchase 2,500,000 shares of Bikers' common stock.

         B. At the time of the limited liability company operating agreement, Silvers was the officer, director, and shareholder of Mull, and Bergeman was an employee of Mull.

         C. On January 30, 1997, Bikers and Mull entered into an Asset Purchase Agreement, by which Bikers exercised its option to purchase the motorcycle assets of Mull. Under the terms of this agreement, Mull received Bikers' Promissory Note in the original principal amount of $2,700,000 in partial payment for its motorcycle assets. Silvers also executed a Non-Competition and Confidentiality Agreement dated January 30, 1997.

         D. On January 30, 1997, Bergeman and Ultra Acquisition Corporation ("UAC") entered into an Employment Agreement, by which UAC employed Bergeman as its production manager. Said employment agreement was subsequently modified in June, 1997.

         E. On June 27, 1997, Bikers and Mull entered into a Note Conversion Agreement, by which Mull agreed to exercise 1,370,000 of its options to purchase Bikers' common stock, in satisfaction of Bikers' obligation to pay Mull $1,370,000 of principal under Bikers' Promissory Note. Mull also agreed to accept 1,330,000 of Bikers' series B convertible preferred stock, in satisfaction of the remaining principal balance due under the Bikers' Promissory Note. As further consideration for Mull's agreement to the Note Conversion Agreement, Bikers issued 1,130,000 options to purchase Bikers' common stock at an exercise price of $1.00 per share.



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         F. Mull subsequently sold 250,000 shares of its Bikers' common stock, with Bikers' consent, leaving Mull with 1,120,000 shares of Bikers' common stock.

         G. Differences have arisen between Bikers and Mull, and between Bikers and Bergeman, regarding the terms of the agreements described above.

         H. All parties to this Settlement Agreement now desire to terminate all differences and disputes between them arising from the agreements described above, and the various transactions to which those agreements pertain, and any other differences and disputes; and to settle all past, present, and future claims between them arising out of, relating to, or in any manner connected with the agreements and the transactions, except to the extent addressed herein.

         NOW, THEREFORE, in consideration of the waivers, releases, conditions, warranties and covenants herein set forth, the parties to this Settlement Agreement agree as follows:

                                    AGREEMENT

         1. Recitals Incorporated: The foregoing Recitals, Paragraphs A through H hereinabove, are incorporated herein by this reference and made a part hereof.

         2. No Admission of Liability: Notwithstanding the foregoing, nothing in this Settlement Agreement shall be construed as an admission by any party hereto of any liability to any other party with respect to any of the matters set forth herein, except as specifically set forth herein.

         3. Purchase and Sale of Common Stock: Bikers covenants that it has arranged to have certain investors purchase, and Mull hereby agrees to sell, the 1,120,000 shares of Bikers' common stock presently owned by Mull, in exchange for $1,000,000 cash, not later than 5:00 p.m October 8, 1997. Mull agrees to execute any documents reasonably requested by Bikers and or its attorneys in connection with this transaction.

         4. Options for Common Stock: Mull agrees to transfer to Bikers or its nominee 1,080,000 of the options to purchase Bikers' common stock, in further consideration for this agreement. Bikers agrees that either it or its assigns shall consent to Mull's transfer of 40,000 of its remaining 50,000 stock options to Anderson Ball ("Ball"), and the 10,000 balance of stock options to Jesse Llama ("Llama"), upon the condition that Ball and Llama execute and deliver to Bikers any documents reasonably requested by Bikers or its attorneys in connection with this transfer. Said stock options shall continue to have the registration rights, and be subject to the "lock-up" agreement, that they had and were subject to as held by Mull.



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        5. Preferred Stock: Bikers shall issue to Mull as soon as practicable the 1,330,000 shares of its series B convertible preferred stock, as described on the "Description of Series B Convertible Preferred Stock of Bikers Dream, Inc." delivered to Mull in connection with the Note Conversion Agreement. Bikers represents to Mull that it has received the authorization from the California Secretary of State to issue said preferred stock to Mull. Said preferred stock shall have the registration rights, and be subject to the "lock-up" agreement and pledge agreement, as set forth below.

         6. Registration Rights: Bikers' preferred stock held by Mull shall have the following registration rights: The Registration Rights Certificate attached as Exhibit B to the Note Conversion Agreement is hereby amended as follows: Add to subparagraph (a) the following: "In addition to this "best efforts" registration, the holder of the shares shall have piggyback registration rights on any other registration (except S-8 and S-4 registrations), and demand registration rights to be exercised in concert with the holders of at least 50% of the issued and outstanding common stock."

         7. Lock-Up: Bikers and Mull acknowledge that Biker's preferred stock held by Mull is subject to the "lock-up" agreement set forth in paragraph (b) of the Registration Rights Certificate described above.

         8. Pledge Agreement to Secure Obligations: Bikers and Mull hereby agree to delete Paragraph 1(d) of the Note Conversion Agreement, and to agree to the following: Mull hereby agrees that Bikers may hold 730,000 shares of the Bikers' series B convertible preferred stock owned by Mull pursuant to the terms of the Pledge Agreement of even date herewith, the form of which is attached as Exhibit A to this Agreement, to secure Mull's performance under its indemnification obligations to Bikers, as more fully set forth below; and to secure Bergeman's performance under his Employment Agreement, as more fully set forth below.

         9. Mull's Indemnification Obligations: Mull's obligations to indemnify Bikers, as set forth in the Asset Purchase Agreement, are modified as follows:

         (a) Section 6.l(a) does not include any representation or warranty made by Mull regarding the design of its products, as set forth in Section 3.24 of the Asset Purchase Agreement, entitled "Product Liability and Warranty; provided, however, that this shall not limit Mull's obligation to indemnify Bikers in any trademark or similar litigation brought by Harley Davidson, as described below.



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         (b) Delete the word "designed" from Section 6.0l(g); provided, however that this shall not limit Mull's obligation to indemnify Bikers in any trademark or similar litigation brought by Harley Davidson, as described below.

         (c) Add the following to Section 6.01(j): Provided, however, that Mull's obligation to indemnify Bikers is limited to any liability arising out of any act or omission by Mull or its affiliates, including for illustration only any use of any Harley Davidson "logos", and the design of any motorcycles.

         (d) Delete the clause "including any such actions relating to the operations of Ultra Bikers", from Section 6.01(k), and add the following: "Mull further agrees to indemnify Bikers in any lawsuit in which the allegations against Bikers are based upon its dealings with Mull or its Affiliates, and Mull is a defendant in the lawsuit. By way of illustration only, Mull is obligated to indemnify Bikers in the Frank Jones lawsuit now pending in the Orange County Superior Court, from the effective date of this Settlement Agreement, because Mull is a defendant in that lawsuit, and the allegations against Bikers are based upon its alleged dealings with Mull."

         (e) Section 6.6(a) of the Asset Purchase Agreement is hereby modified, to delete the phrase "and at Buyer's option, in the form of an offset against the note", and to insert the phrase "and in the event of a default by Mull under its indemnification obligations for Mull or its Affiliates, by proceeding against Mull's stock held by Bikers pursuant to the Pledge Agreement of even date herewith, a copy of which is attached as Exhibit A hereto."

         (f) Section 6.6(b) is hereby deleted.

         (g) Anything to the contrary notwithstanding, the maximum liability owed to Bikers by Mull and all of its affiliates under any of the indemnification obligations shall not exceed the actual consideration actually received by Mull from its sale of its motorcycle assets to Bikers, which for the purposes of this Settlement Agreement is fixed at $2,370,000 in cash and 1,330,000 shares of Bikers Series B Convertible Preferred Stock; provided, however, that this limitation upon the liability of Mull and its affiliates shall not apply to any claims for indemnification based upon actual fraud.

         10. Bikers' Indemnification Obligations: Bikers and Mull agree that
Section 6.2 of the Asset Purchase Agreement, Indemnification by Buyer, shall be modified by the addition of a new subsection (d): "The pending lawsuit filed by H-D Michigan, Inc., et al., in the United States District Court, Central District of California, Case No. CV-SACV97-29LHM(ANX), or any related or similar action, including any action based on similar facts and circumstances (the "Harley-Davidson Lawsuit"), and arising out of any act or omission by Bikers, including for illustration only any use of any Harley Davidson "logos", and its design of any motorcycles. Mull acknowledges that Bikers is presently subject to a consent decree entered in a related "Harley Davidson" lawsuit, and that Biker's obligation to indemnify Mull in connection with that lawsuit will arise only out of an alleged violation of that consent decree."


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         11. Modification of Bergeman's Employment Agreement: Bergeman and
Bikers agree that Bergeman's Employment Agreement is modified as follows:

         (a) Bergeman shall resign, effective upon the effective date of this Settlement Agreement.

         (b) Bikers Dream, Inc., and Ultra Acquisition Corporation shall be relieved of any further obligations under said Employment Agreement, including without limitation the payment of any compensation and additional benefits.

         (c) Section 7 of Bergeman's Employment Agreement, entitled Non-Competition; Confidentiality, is modified as follows:

                  (i) The term is reduced, so that the Covenant expires six months after the effective date of this Settlement Agreement;

                  (ii) Subsection (a) is hereby modified, to insert the following: "Anything to the contrary contained herein notwithstanding, it shall not be a breach of this Non-Competition Covenant for Bergeman to manufacture, distribute or sell up to six custom motorcycles during the term of this Covenant.

                  (iii) Subsection (e) is hereby modified, to insert the following: "Provided, however, that Bergeman shall be in breach of this Covenant not to Disparage only if Bergeman's remarks cause a present or prospective business relationship, such as a vendor or employee, to either refuse to do business with Bikers, or to grant Bikers less desirable credit or other terms than would have been granted but for Bergeman's remarks. Provided, further, that Bikers may establish a breach of this Covenant not to Disparage only with a written statement signed under penalty of perjury, or oral testimony in a deposition or other proceeding under penalty of perjury, by the present or prospective business relationship or other witness(es) with personal knowledge, setting forth facts which constitute a breach of this Covenant as set forth herein."

         (d) Section 8 of Bergeman's Employment Agreement, entitled Non-Solicitation of Customers, is modified as follows:

                  (i) The term is reduced, so that the Covenant expires six months after the effective date of this Settlement Agreement;


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                  (ii) Section 8 is further modified, to insert the following:
         "Provided, however, that Bikers may establish a breach of this Non-Solicitation of Customers Covenant only with a written statement signed under penalty of perjury, or oral testimony in a deposition or other proceeding under penalty of perjury, by the customer or other witness(es) with personal knowledge, setting forth facts which constitute a breach of this Covenant as set forth herein."

         (e) Section 9 of Bergeman's Employment Agreement, entitled Non-Interference with Employees, is modified as follows:

                  (i) The term is reduced, so that the Covenant expires six months after the effective date of this Settlement Agreement;

                  (ii) The following is added to Section 9: "Employee further agrees that he will not interfere with Bikers' employees, or disrupt their work for Bikers at Bikers' places of business, by coming onto Bikers' places of business and making remarks to them which disparage Bikers, or cause the employees to stop their work, or otherwise interrupting the work performed by Bikers employees."

                  (iii) Section 9 is further modified, to insert the following:
         "Provided, however, that Bikers may establish a breach of this Non-Interference with Employees Covenant only with a written statement signed under penalty of perjury, or oral testimony in a deposition or other proceeding under penalty of perjury, by the Bikers' employee or other witness(es) with personal knowledge, setting forth facts which constitute a breach of this Covenant as set forth herein."

         12. Modification of Agreement not to Compete: Bikers and Mull agree to delete the word "fifth" Section 5.1 Agreement not to Compete, of the Asset Purchase Agreement, and to insert the word "second". Bikers and Mull further agree that Section 1.1 of the separate "Non-Competition and Confidentiality Agreement" signed by Jeffrey Silvers pursuant to this Section 5.1, and dated January 30, 1997, is similarly modified, to provide that it expires on the second anniversary of the Closing Date of the Asset Purchase Agreement.

         13. Deletion of Stock Options Assigned to Kraig Kavanagh: Bikers and Mull agree to modify Section 5.4 of the Asset Purchase Agreement, to delete any reference to the transfer to Kraig Kavanagh of any of Mull's options to purchase Bikers' common stock. Bikers agrees to use its best efforts to obtain Mr. Kavanagh's consent to this modification and his release of Mull from any claim to said stock options.



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         14. Dissolution of Ultra Bikers, LLC: Bikers shall diligently pursue the dissolution of Ultra Bikers, LLC, as provided in Section 5.4 of the Asset Purchase Agreement. Bikers shall assume any remaining liabilities of Ultra Bikers, LLC, and shall indemnify Mull against any claims or losses arising out of Ultra Bikers, LLC, except for any claim or loss due to any act or omission by Mull or its Affiliates; provided, however, that this shall not affect the obligations of the parties regarding the Harley-Davidson lawsuit, which are set forth separately herein. Section 13.4 of the Limited Liability Company Operating Agreement is hereby modified to delete subsection (d), which requires Mull to return the stock options to Bikers upon dissolution of the Limited Liability Company, and subsection (e), regarding the retention of rights by Mull upon dissolution.

         15. Limited Liability Company Operating Agreement: Bikers and Mull agree there are no provisions of this agreement which presently pertain to the dealings between the parties, except insofar as Section 11.1 defines the stock options originally granted to Mull, and except insofar as the Asset Purchase Agreement requires Bikers to dissolve the Limited Liability Company.

         16. Stock Option Agreement dated September 13, 1996: Mull and Bikers agree that there are no provisions of this agreement which presently pertain to the dealings between the parties, except insofar as Section 3 defines the registration rights and lock-up agreement pertaining to the stock options originally granted to Mull.

         17. Monstercycle Truck: Bikers agrees to pay Alden $16,000 for the Monster truck and trailer. Alden agrees to transfer the truck and trailer to Bikers, upon payment of the $16,000, free and clear from the present lien on the truck.

         18. Starters: Mull agrees to release Bikers from any claim arising out of the $15,000 advanced by Mull for the starters delivered to Bikers, in further consideration for this Settlement Agreement.

         19. Flooring Account: Bikers and Mull agree that this Settlement Agreement does not pertain to any of the dealings between Bikers, Ultra Custom Cycles, Inc., a Nevada corporation, ("UKC Nevada") and any partnership or individual who has loaned money to UKC Nevada, in connection with the financing of motorcycles.

         20. Indemnification and Release of Silvers: Bikers agrees to indemnify Silvers against any claim arising out of his service as an officer of Ultra Acquisition Corporation, and to release Silvers from any claim arising out of his service as an officer of Ultra Acquisition Corporation, to the fullest extent permitted by law.



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         21. Premises Leases: Bikers and Mull agree to use their best efforts to obtain the consent of the landlords to the assignment of the premises leases, as described in Section 1.1(g) of the Asset Purchase Agreement, from Mull to Bikers. In the event that the landlords refuse to consent to the release of Mull and Silvers under said premises leases, then said assignments shall provide that Bikers shall indemnify Mull and Silvers against all liability arising under said premises leases. Said assignments shall also provide that, in the event of any default by Bikers under the leases, which remains uncured for the maximum period permitted under said premises leases, then Mull shall have the right to retake possession of the premises and to cure said defaults.

         22. Materials: Mull agrees to release Bikers from any claims for reimbursement or payment for the materials it has contributed to Bikers, in further consideration of this Settlement Agreement.

         23. Schatzlein Litigation: Bikers and Mull agree to equally split the costs of defending Bikers against this claim. By way of illustration only, in the event that Schatzlein agrees to accept a new motorcycle in settlement of his claims against Bikers, and any claim he might assert against Mull, Bikers will provide a new motorcycle; Schatzlein's present motorcycle will be repaired by Bikers, and resold. The difference between the net cost of the settlement (cost of new motorcycle + costs of flooring current motorcycle + costs of repairing current motorcycle - sales proceeds from current motorcycle) will be paid equally by Mull and Bikers.

         24. Release of Bikers: In consideration for this Settlement Agreement, and subject to the performances required of the parties under this Settlement Agreement, Mull, Silvers, Alden, and Bergeman release and forever discharge Bikers, and its employees, agents, officers, directors, shareholders, attorneys, beneficiaries and assigns, from any and all claims, attorney's fees, expenses, and causes of action in existence as of the execution of this Settlement Agreement, whether or not well founded, arising out of any of the claims referred to herein, including without limitation any claims arising out of the sale of Mull's motorcycle assets to Bikers. This release is binding upon Mull, Silvers, Alden and Bergeman, for themselves and their past and present agents, attorneys, employees, partners, successors, spouses, beneficiaries and assigns, and for the benefit of Bikers and its past and present agents, attorneys, employees, partners, successors, spouses, beneficiaries and assigns. This release shall not include any claims arising out of any breach of this Settlement Agreement.

         25. Release of Mull: In consideration for this Settlement Agreement, and subject to the performances required of the parties under this Settlement Agreement, Bikers releases and forever discharges Mull, Silvers, Alden and Bergeman, and their employees, agents, officers, directors, shareholders, attorneys, beneficiaries and assigns, from any and all claims, attorney's fees, expenses, and causes of action in existence as of the execution of this Settlement Agreement, whether or not well founded, arising out of any of the claims referred to herein, including without limitation any claims arising out of its purchase of Mull's motorcycle assets described above. This release is binding upon Bikers, for itself and its past and present agents, attorneys, employees, partners, successors, spouses, beneficiaries and assigns, and for the benefit of Mull, Silvers, Alden and Bergeman, and their past and present agents, attorneys, employees, partners, successors, spouses, beneficiaries and assigns. This release does not include any claims arising out of a breach of this Settlement Agreement.



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         26. Section 1542 Waiver: The parties agree that there is a risk that, subsequent to the execution of this Settlement Agreement, they will incur or suffer loss, damages or injuries which are in some way caused by or related to the matters referred to above, but which are unknown and unanticipated at the time this Settlement Agreement is signed. The parties assume such risk, and agree that this Settlement Agreement shall apply to all such unknown or unanticipated results, as well as those known and anticipated. The parties expressly waive and relinquish any and all rights and benefits afforded by
Section 1542 of the California Civil Code which provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his, settlement with the debtor."

         27. Attorneys Fees: In the event that it becomes necessary for any party to this Settlement Agreement to bring an action to interpret or enforce any provision of this Settlement Agreement, or arising out of a misrepresentation contained in this Settlement Agreement, then the prevailing party shall be entitled to recover its actual attorney's fees incurred in connection with such action.

         28. No Oral Modifications: This Settlement Agreement shall not be modified by any party hereto by oral representation before or after the execution of this Settlement Agreement, and any and all modifications must be in writing and signed by all of the parties hereto.

         29. Entire Agreement: This Settlement Agreement contains the entire understanding and agreement between the parties with respect to the matters referred to herein. No other representations, covenants, undertakings, or prior or contemporaneous agreements, oral or written, regarding such matters which are not specifically contained and/or incorporated herein by reference, shall be deemed, in any way, to exist or bind any of the parties hereto, except as specifically set forth herein. The parties hereto acknowledge that each said party has not been induced to enter into this Settlement Agreement and has not executed this Settlement Agreement in reliance upon any promises, representations, warranties or statements not provided within or incorporated by reference into this Settlement Agreement.



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         30. Miscellaneous. No delay or failure by any party in the exercise of any right or remedy shall constitute a waiver thereof. This Settlement Agreement shall be construed and governed by the laws of the State of California. The parties agree that they will execute any other documents as may become necessary to implement this Settlement Agreement. The headings used in this Settlement Agreement are used for convenience only and should not be considered in construing this Settlement Agreement. The parties agree that this Settlement Agreement was drafted jointly by each of them, and therefore the rule of interpretation which requires documents to be strictly construed against their drafters does not apply to this Settlement Agreement. In the event that any of the provisions contained in this Settlement Agreement is held to be invalid, illegal or unenforceable, that shall not affect the validity, legality or enforceability of the other provisions. This Settlement Agreement may be executed in counterparts, each of which is deemed to be an original, but such counterparts together shall constitute one and the same instrument. All parties hereto acknowledge receipt of a copy of this Settlement Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement, and when fully executed, it shall be effective as of the last date set forth below.

Dated: October 7, 1997                         /s/ H. Rosenman
                                               --------------------------------
                                               Bikers Dream, Inc.
                                               by: H. Rosenman
                                               --------------------------------
                                               its: Pres. and CEO
                                               --------------------------------


Dated: October 7, 1997                         /s/ H. Rosenman
                                               --------------------------------
                                               Ultra Acquisition Corporation
                                               by: H. Rosenman
                                               --------------------------------
                                               its: Pres. and CEO
                                               --------------------------------


Dated: October 7, 1997                         /s/ Jeffrey H. Silvers
                                               --------------------------------
                                               Mull Acres Investments, Inc.
                                               by Jeffrey H. Silvers, President


Dated: October 7, 1997                         /s/ Jeffrey H. Silvers
                                               --------------------------------
                                               Jeffrey H. Silvers


Dated: October 7, 1997                         /s/ William Alden
                                               --------------------------------
                                               William Alden


Dated: October 7, 1997                         /s/ Carl Vincent Vini Bergeman
                                               --------------------------------
                                               Carl Vincent "Vini" Bergeman



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